Exhibit 99.1

February 23, 2017

TransEnterix Completes Sale of the Senhance™ Surgical System in Germany

Chosen to establish program in robotic general and gynecologic surgery

RESEARCH TRIANGLE PARK, N.C.—(BUSINESS WIRE)— TransEnterix, Inc. (NYSE MKT: TRXC), a medical device company that is pioneering the use of robotics to improve minimally invasive surgery, today announced that the Company has launched commercial operations and completed its first sale of the Senhance Surgical System in Germany.

St. Marien-Krankenhaus Siegen, a large multi-specialty hospital, has purchased the Senhance Surgical System to establish a robotic surgical program that will initially be focused on general and gynecologic surgery.

“We chose the Senhance to bring robotic surgical assistance to the treatment of our patients,” said Professor Dr. Frank Willeke, Medical Director of St. Marien. “The combination of robotic precision, advanced visualization, and haptic technology are important to further offering the best minimally invasive surgery to our patients and was particularly compelling to our surgical leadership under the supervision of Dr. Dietmar Stephan. The Senhance system also allows our hospital to offer the latest technology at a reasonable cost.”

“St. Marien Hospital in Siegen chose the Senhance because of our unique combination of advanced technology and responsible economics,” said Todd M. Pope, President and CEO of TransEnterix. “We have been focused on growing our capabilities to sell to and support hospitals in Germany, a critical market for our company, and are pleased to partner with one of Germany’s leading centers for minimally invasive surgery.”

St. Marien is part of an independent, integrated health group that treats patients throughout the federal states of North Rhine-Westphalia and Rhineland-Palatinate. For more information, please visit www.marienkrankenhaus.com.

About TransEnterix
TransEnterix is a medical device company that is pioneering the use of robotics to improve minimally invasive surgery by addressing the clinical and economic challenges associated with current laparoscopic and robotic options. The company is focused on the commercialization of the Senhance Surgical Robotic System, a multi-port robotic system that brings the advantages of robotic surgery to patients while enabling surgeons with innovative technology such as haptic feedback and eye sensing camera control. The company is also developing the SurgiBot™ System, a single-port, robotically enhanced laparoscopic surgical platform. The Senhance Surgical Robotic System has been granted a CE Mark but is not currently available for sale in the United States. For more information, visit the TransEnterix website at www.transenterix.com.

Forward Looking Statements
This press release includes statements relating to the Senhance™ Surgical Robotic System and our current regulatory and commercialization plans for this product. These statements and other statements regarding our future plans and goals constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control and which may cause results to differ materially from expectations and include whether the Senhance System uses a unique combination of advanced technology and responsible economics. For a discussion of the risks and uncertainties associated with TransEnterix’s business, please review our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K filed on March 3, 2016 and our other filings we make with the SEC. You are cautioned not to place undue reliance on these forward looking statements, which are based on our expectations as of the date of this press release and speak only as of the origination date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
For TransEnterix, Inc.

Investor Contact:
Mark Klausner, +1 443-213-0501
invest@transenterix.com

or

Media Contact:
(For EU) Conrad Harrington, +44 (0)20 3178 8914
(For US) Hannah Dunning, +1 415-618-8750
TransEnterix-SVC@sardverb.com